UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 24, 2023
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 24, 2023, AnaptysBio, Inc. (“Anaptys”) entered into a License Agreement (the “License Agreement”) with Centessa Pharmaceuticals (UK) Limited (“Centessa”) pursuant to which Centessa granted to Anaptys an exclusive worldwide license under Centessa’s rights to the blood dendritic cell antigen 2 (BDCA2) modulator antibody portfolio, including lead asset CBS004 and related family of backup antibodies, for the treatment of autoimmune and inflammatory diseases.
Pursuant to the terms of the License Agreement, Anaptys will pay Centessa a one-time cash payment of $7 million, inclusive of $4 million upfront and $3 million for manufactured and released GMP supply of CBS004, which will be renamed ANB101. Centessa is eligible to receive an additional $10 million milestone payment, in either cash or shares of common stock, upon initiation of the first Phase 3 clinical trial and low single-digit royalties on global net sales.
The License Agreement includes various representations, warranties, covenants, indemnities, and other customary provisions and contains customary provisions for termination (i) by AnaptysBio upon 90 days’ written notice to Centessa or (ii) by either party in the event of breach of the License Agreement (subject to cure), subject, in each case, to certain reversion rights, or upon the other party’s bankruptcy.
The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement. A copy of the License Agreement will be filed as an exhibit to AnaptysBio’s Annual Report on Form 10‑K for the year ended December 31, 2023.
Item 7.01. Regulation FD.
On November 27, 2023, AnaptysBio issued a press release announcing the entry into the License Agreement with Centessa, a copy of which is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Exhibit Number	Exhibit Title or Description
99.1	Press release issued by AnaptysBio, Inc. regarding the Centessa License Agreement, dated November 27, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: November 27, 2023	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Legal Officer